Exhibit 99.1

CMS ENERGY ANNOUNCES THIRD QUARTER EARNINGS OF $0.46 PER SHARE;

OCT. 24 ANALYST DAY TO BE WEBCAST AT 3 PM (EDT)

JACKSON, Mich., Oct. 23, 2013 – CMS Energy announced today reported net income of $126 million, or $0.46 per share, for the third quarter of 2013 and $350 million, or $1.29 per share, for the first nine months of the year. Adjusted (non-Generally Accepted Accounting Principles) net income for the third quarter and first nine months was the same as the reported amounts.

For the first nine months of 2013, CMS Energy continued to implement its strategy of focusing on customer service, reducing costs, enhancing reliability, and investing to help strengthen Michigan’s economy.

“Customers remain our primary focus as we implement measures to provide safe, reliable and affordable service,” said John Russell, CMS Energy’s president and chief executive officer. “Our plan is to avoid electric and gas base rate increases through 2014, reduce our costs and provide full support to our customers’ growth and expansion efforts.”

In reviewing recent major events, Russell cited completion of a $175 million natural gas system upgrade at its Ray Compressor Station, implementation of an historic agreement with the Utility Workers Union of America to transition safety and operational training to the union, and publication of the Company’s first Accountability Report.

CMS Energy will conduct a 90-minute webcast for investors on Thursday, Oct. 24 at 3 p.m. (EDT), which will include presentations by John Russell, chief financial officer Tom Webb, and other members of the management team.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy provides historical financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis and provides forward-looking guidance on an adjusted basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company's reported earnings in future periods. Because the company is not able to estimate the impact of these matters, the company is not providing a reconciliation to the comparable future period reported earnings.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, Rule 175 of the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings. Forward-looking statements should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the year ended December 31, 2012 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2013	2012	2013	2012
Operating Revenue	$1,445	$1,507	$4,830	$4,583
Operating Expenses	1,128	1,164	3,952	3,792

Operating Income	$317	$343	$878	$791
Other Income	—	—	13	15
Interest Charges	99	96	299	293

Income before Income Taxes	$218	$247	$592	$513
Income Tax Expense	91	98	240	203

Income from Continuing Operations	$127	$149	$352	$310
Income from Discontinued Operations	—	—	—	7

Net Income	$127	$149	$352	$317
Income Attributable to Noncontrolling Interests	1	1	2	2

Net Income Available to Common Stockholders	$126	$148	$350	$315

Income Per Share
Basic	$0.48	$0.56	$1.32	$1.21
Diluted	0.46	0.55	1.29	1.17

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	September 30	December 31
	2013	2012
	(Unaudited)
Assets
Cash and cash equivalents	$260	$93
Restricted cash and cash equivalents	32	29
Other current assets	2,109	2,300

Total current assets	$2,401	$2,422
Plant, property, and equipment	12,154	11,551
Other non-current assets	2,431	3,158

Total Assets	$16,986	$17,131

Liabilities and Equity
Current liabilities	$932	$1,146
Non-current liabilities	4,860	5,233
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	7,083	6,854
Non-recourse debt and finance leases	575	527

Total debt and capital and finance leases	7,658	7,381
Noncontrolling interests	37	44
Common stockholders’ equity	3,396	3,194

Total capitalization	$11,091	$10,619
Securitization debt	103	133

Total Liabilities and Equity	$16,986	$17,131

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Nine Months
	(Unaudited)
	2013	2012
Beginning of Period Cash	$93	$161
Cash provided by operating activities	$1,118	$934
Cash used in investing activities	(1,004)	(938)

Cash flow from operating and investing activities	$114	$(4)
Cash provided by (used in) financing activities	53	(29)

Total Cash Flow	$167	$(33)

End of Period Cash	$260	$128

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Third Quarter		Nine Months
	(Unaudited)		(Unaudited)
	2013	2012	2013	2012
Net Income Available to Common Stockholders	$126	$148	$350	$315
Reconciling Items:
Discontinued Operations Income	—	—	—	(7)
Electric Decoupling Court Order	—	—	—	36
Downsizing Program	—	—	—	7
Restructuring Costs and Other	—	(3)	—	(1)

Adjusted Net Income - Non-GAAP Basis	$126	$145	$350	$350

Average Number of Common Shares Outstanding
Basic	265	263	264	260
Diluted	272	269	272	268
Basic Earnings Per Average Common Share
Net Income Per Share as Reported	$0.48	$0.56	$1.32	$1.21
Reconciling Items:
Discontinued Operations Income	—	—	—	(0.03)
Electric Decoupling Court Order	—	—	—	0.14
Downsizing Program	—	—	—	0.03
Restructuring Costs and Other	—	(0.01)	—	—

Adjusted Net Income - Non-GAAP Basis	$0.48	$0.55	$1.32	$1.35

Diluted Earnings Per Average Common Share
Net Income Per Share as Reported	$0.46	$0.55	$1.29	$1.17
Reconciling Items:
Discontinued Operations Income	—	—	—	(0.03)
Electric Decoupling Court Order	—	—	—	0.14
Downsizing Program	—	—	—	0.03
Restructuring Costs and Other	—	(0.01)	—	—

Adjusted Net Income - Non-GAAP Basis	$0.46	$0.54	$1.29	$1.31

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.